Exhibit 99.1

Intuitive Machines Reports Second Quarter 2025 Financial Results

Houston, TX, August 7, 2025 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a
leading space technology and infrastructure services company, today announced its financial results for the second quarter ended June 30, 2025.

Intuitive Machines CEO Steve Altemus said, “We’ve executed decisively in the second quarter. Internally, we’ve brought satellite manufacturing in-house, ensuring performance, schedule clarity, and tight integration with our landers and space systems. Externally, we moved to acquire KinetX, a team that delivers exactly the kind of analysis and real-time decision software that our future network will depend on.”

Highlights

•Signed purchase agreement to acquire KinetX, an industry leading space navigation and flight dynamics software company, which positions Intuitive Machines for Earth Orbit, Moon, and Mars constellation management across commercial, civil, and national security customers

•Strategically invested in in-house satellite production to control delivery of our satellites to support the Near Space Network Services (NSNS) contract, and aligned Mission 3 to support deployment and operation of our first satellite in the second half of 2026

•Expanded our production footprint at Houston Spaceport by 140,000 square feet to support in-house satellite and spacecraft production, testing, and mission operations

•Achieved $50.3 million of revenue in Q2, up 21% vs. Q2 of prior year driven by growth across key programs partially offset by the EAC impact of our strategic decision to align satellite delivery with Mission 3

•Awarded $9.8 million for a phase two contract from a National Security customer to advance Intuitive Machines’ Orbital Transfer Vehicle through Critical Design Review

•Coupled with the $10 million Texas Space Commission Q2 award for our Earth Reentry Program, Intuitive Machines partnered with Space Forge to enable space-based semiconductor manufacturing, adding to our existing partnership with Rhodium Scientific to develop in-space biopharmaceutical testing

•Ended Q2 debt-free, with $345 million cash, resulting continued balance sheet strength and ample liquidity for current operations as well as organic and inorganic growth

Mr. Altemus continued, “We will continue to remain opportunistic on further strategic M&A, while also evaluating internal investments to accelerate growth and drive long-term shareholder value. We have a detailed and robust pipeline of both tuck-in and transformative M&A opportunities and intend to remain aggressive in the marketplace, particularly in data services and National Security Space markets.”

Outlook

•Full-year 2025 revenue is projected to be near the low-end of prior outlook, with additional opportunities in the latter part of the year that supports revenue near the prior mid-point of $275 million

•Continue to expect positive adjusted EBITDA in 2026

Conference Call Information

Intuitive Machines will host a conference call today, August 7, 2025, at 8:30 am Eastern Time to discuss these results. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Following the conference call, a webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, gain on extinguishing of debt, share-based compensation, change in fair value instruments, gain or loss on issuance of securities, other income/expense, depreciation, impairment of property and equipment, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are: Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP; Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation; and Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle. A reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space technology, infrastructure, and services company focused on fundamentally disrupting lunar access economics. In 2024, Intuitive Machines successfully soft-landed the Company’s Nova-C class lunar lander, on the Moon, returning the United States to the lunar surface for the first time since 1972. In 2025, Intuitive
Machines returned to the lunar south pole with a second lander. The Company’s products and services are focused through three pillars of space commercialization: Delivery Services, Data Transmission Services, and Infrastructure as a Service. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans related to any proposed business combination; our expectations and plans relating to our missions to the Moon, including the expected timing of launch and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding revenue for government contracts awarded to us; our expectations regarding changes to government contracts or programs; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; information under “Outlook,” or “Guidance” including our expectations on revenue generation, backlog and cash. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this presentation: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; cyber incidents; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts and funding by the government for the government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any litigation, including securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other public filings and press releases other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”), the section titled Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

These forward-looking statements are based on information available as of the date of this presentation and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com
For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$344,901	$207,607
Restricted cash	2,042	2,042
Trade accounts receivable, net	36,571	44,759
Contract assets	8,438	34,592
Prepaid and other current assets	4,801	4,161
Total current assets	396,753	293,161
Property and equipment, net	40,607	23,364
Operating lease right-of-use assets	37,662	38,765
Finance lease right-of-use assets	110	114
Other assets	507	—
Total assets	$475,639	$355,404
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	22,096	$17,350
Accounts payable - affiliated companies	4,308	2,750
Contract liabilities, current	68,426	65,184
Operating lease liabilities, current	2,119	2,021
Finance lease liabilities, current	41	37
Other current liabilities	10,305	11,489
Total current liabilities	107,295	98,831
Contract liabilities, non-current	3,215	14,334
Operating lease liabilities, non-current	35,136	35,259
Finance lease liabilities, non-current	49	63
Earn-out liabilities	—	134,156
Warrant liabilities	38,809	68,778
Other long-term liabilities	242	62
Total liabilities	184,746	351,483
Commitments and contingencies
MEZZANINE EQUITY
Series A preferred stock subject to possible redemption	6,291	5,990
Redeemable noncontrolling interests	663,725	1,005,965
SHAREHOLDERS’ DEFICIT
Class A common stock	12	10
Class C common stock	6	6
Treasury Stock	(33,525)	(12,825)
Paid-in capital	—	—
Accumulated deficit	(347,689)	(996,453)
Total shareholders’ deficit attributable to the Company	(381,196)	(1,009,262)
Noncontrolling interests	2,073	1,228
Total shareholders’ deficit	(379,123)	(1,008,034)
Total liabilities, mezzanine equity and shareholders’ deficit	$475,639	$355,404

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024 [1]	2025	2024 [1]
Revenue	$50,313	$41,641	$112,837	$114,860
Operating expenses:
Cost of revenue (excluding depreciation)	56,047	48,428	104,972	98,268
Cost of revenue (excluding depreciation) - affiliated companies	6,109	9,264	13,031	18,623
Depreciation	752	423	1,375	837
General and administrative expense (excluding depreciation)	16,045	11,026	32,176	27,407
Total operating expenses	78,953	69,141	151,554	145,135
Operating loss	(28,640)	(27,500)	(38,717)	(30,275)
Other income (expense), net:
Interest income, net	3,428	20	4,821	—
Change in fair value of earn-out liabilities	—	22,109	(33,369)	(488)
Change in fair value of warrant liabilities	(13,033)	21,009	29,969	(2,955)
Gain (loss) on issuance of securities	—	596	—	(68,080)
Other income, net	39	421	65	422
Total other income (expense), net	(9,566)	44,155	1,486	(71,101)
Income (loss) before income taxes	(38,206)	16,655	(37,231)	(101,376)
Income tax expense	—	—	—	—
Net income (loss)	(38,206)	16,655	(37,231)	(101,376)
Net loss attributable to redeemable noncontrolling interest	(13,408)	(2,805)	(1,499)	(24,322)
Net income attributable to noncontrolling interest	383	789	845	1,761
Net income (loss) attributable to the Company	(25,181)	18,671	(36,577)	(78,815)
Less: Preferred dividends	(151)	(137)	(298)	(608)
Net income (loss) attributable to Class A common shareholders	$(25,332)	$18,534	$(36,875)	$(79,423)

1 Reflects immaterial, non-cash corrections primarily related to historical estimated contract losses on certain lunar payload services contracts; see our June 30, 2025 Form 10-Q for further information.

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(37,231)	$(101,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,375	837
Bad debt expense	135	440
Share-based compensation expense	5,364	5,895
Change in fair value of earn-out liabilities	33,369	488
Change in fair value of warrant liabilities	(29,969)	2,955
Loss on issuance of securities	—	68,080
Other	177	154
Changes in operating assets and liabilities:
Trade accounts receivable, net	8,053	(21,821)
Accounts receivable - affiliated companies	(16)	—
Contract assets	26,154	(834)
Prepaid expenses	(1,131)	(172)
Other assets, net	1,107	244
Accounts payable and accrued expenses	305	7,145
Accounts payable – affiliated companies	1,558	(37)
Contract liabilities – current and long-term	(7,876)	(3,150)
Other liabilities	(1,218)	3,450
Net cash provided by (used in) operating activities	156	(37,702)
Cash flows from investing activities:
Purchase of property and equipment	(14,176)	(3,793)
Net cash used in investing activities	(14,176)	(3,793)
Cash flows from financing activities:
Warrants exercised	176,620	51,360
Redemption of warrants	(66)	—
Transaction costs	—	(437)
Repurchase of Class A Common Stock	(20,700)	—
Proceeds from borrowings	—	10,000
Repayment of loans	—	(15,000)
Proceeds from issuance of securities	—	27,481
Payment of withholding taxes from share-based awards	(4,540)	(2,123)
Stock option exercises	—	300
Distributions to noncontrolling interests	—	(973)
Net cash provided by financing activities	151,314	70,608
Net increase in cash, cash equivalents and restricted cash	137,294	29,113
Cash, cash equivalents and restricted cash at beginning of the period	209,649	4,560
Cash, cash equivalents and restricted cash at end of the period	346,943	33,673
Less: restricted cash	2,042	2,042
Cash and cash equivalents at end of the period	$344,901	$31,631

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$(38,206)	$16,655	$(37,231)	$(101,376)
Adjusted to exclude the following:
Depreciation	752	423	1,375	837
Interest income, net	(3,428)	(20)	(4,821)	—
Share-based compensation expense	2,520	1,969	5,364	5,895
Change in fair value of earn-out liabilities	—	(22,109)	33,369	488
Change in fair value of warrant liabilities	13,033	(21,009)	(29,969)	2,955
(Gain) loss on issuance of securities	—	(596)	—	68,080
Other income, net	(39)	(421)	(65)	(422)
Adjusted EBITDA	$(25,368)	$(25,108)	$(31,978)	$(23,543)
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Six Months Ended June 30,
(in thousands)	2025	2024
Net cash provided by (used in) operating activities	$156	$(37,702)
Purchases of property and equipment	(14,176)	(3,793)
Free cash flow	$(14,020)	$(41,495)

Backlog
The following table presents our backlog as of the periods indicated:

(in thousands)	June 30, 2025	December 31, 2024
Backlog	$256,909	$328,345

Backlog decreased by $71.4 million as of June 30, 2025 compared to December 31, 2024, primarily due to continued performance on existing contracts of $112.8 million and IM-2 mission close-out adjustments of $8.4 million, partially offset by $49.8 million in new awards primarily associated with the NSN contract of $18.0 million, TSC grant of $10.0 million, OMES III contract of $7.0 million, and various other contracts.